                                                                     Exhibit 1.1

                                28,750,000 SHARES

                               AMIS HOLDINGS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                              September 23, 2003


CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.
   As Representatives of the Several Underwriters,
     c/o Credit Suisse First Boston LLC,
       Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Dear Sirs:

      1. Introductory. AMIS Holdings, Inc., a Delaware corporation (the "COMPANY"), the sole stockholder of AMI Semiconductor, Inc., a Delaware corporation ("AMI"), proposes to issue and sell 25,000,000 shares of its Common Stock, par value $0.01 per share (the "SECURITIES") (such 25,000,000 shares of Securities being hereinafter referred to as the "FIRM SECURITIES"), to the Underwriters (as defined below), for whom Credit Suisse First Boston LLC and Goldman, Sachs & Co. are acting as representatives (the "REPRESENTATIVES"). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,306,743 additional shares of its Securities, and the stockholders listed in Schedule A hereto (the "SELLING STOCKHOLDERS") also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,443,257 additional outstanding shares of the Securities, as set forth below (such 3,750,000 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B (the "UNDERWRITERS") as follows:

      2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

            (i) A registration statement (No. 333-108028) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 (the "ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means
      (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
      Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (iv) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority to own its properties and conduct its business as described in the Prospectus, except for such subsidiaries that (i) are foreign subsidiaries, (ii) have, in the aggregate, no more than $1 million of outstanding indebtedness and (iii) are incorporated or formed in such jurisdictions where the failure to be so duly incorporated or formed or to so exist in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or membership or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock or membership or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects to title.

            (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus as of any Closing Date; and the stockholders of the Company have no preemptive rights with respect to the Securities as of any Closing Date.

            (vi) None of the Company or any of its subsidiaries is in violation of its respective charter, by-laws, limited liability company agreement or other similar organizational document, as applicable, or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except where any such violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

            (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (viii) Except as provided for in the Shareholders' Agreement dated as of December 21, 2000 among the Company, FP-McCartney, L.L.C., TBW LLC, GA-TEK Inc. and certain other persons named therein or in joinder agreements thereto as such will be amended as of the First Closing Date (the "SHAREHOLDERS' AGREEMENT"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to any Registration Statement.

            (ix) The Securities have been approved for listing subject to notice of issuance on The Nasdaq Stock Market's National Market.

            (x) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws, and except for the approval of the National Association of Securities Dealers, Inc. required to be obtained by the Underwriters.

            (xi) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary, is subject, or (iii) the charter, bylaws, limited liability company agreement or other similar organizational document of the Company or any such subsidiary, except in the case of clauses (i) and
      (ii), where any such breach, violation or default would not, individually or in the aggregate, materially impair the Company's ability to meet its obligations under this Agreement or result in a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

            (xii) This Agreement has been duly authorized, executed and delivered by the Company.

            (xiii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects to title that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

            (xiv) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (xv) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, except as would not, individually or in the aggregate, have a Material Adverse Effect.

            (xvi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, except where failure to own or possess or otherwise be able to acquire such intellectual property rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (xvii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (xviii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated.

            (xix) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (xx) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event that will result in a future material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940.

            (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

            (i) Except as disclosed in the Prospectus, such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

            (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, neither a Registration Statement nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
      Agreement: on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

            (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[ ] per share, the number of Firm Securities set forth below the caption "Company" and opposite the name of such Underwriter in Schedule B hereto.

      The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC ("CSFB") and Goldman Sachs & Co. ("GOLDMAN SACHS") drawn to the order of AMIS Holdings, Inc. in the case of the Firm Securities, at the office of Cravath, Swaine & Moore LLP, at 10:00 A.M., New
York time, on [       ], 2003, or at such other time not later than seven full
business days thereafter as CSFB, Goldman Sachs and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB and Goldman Sachs request and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

      Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements (the "CUSTODY AGREEMENTS") made with Wells Fargo Bank Minnesota, National Association, as custodian (the "CUSTODIAN"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

      In addition, upon written notice from CSFB and Goldman Sachs given to the Company and the Selling Stockholders from time to time but not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB and Goldman Sachs to eliminate fractions). The Company agrees to sell to the Underwriters 2,306,743 shares of Optional Securities following the purchase by the Underwriters of an aggregate of 1,443,257 shares of Optional Securities from the Selling Stockholders. Such Optional Securities shall be purchased from each Selling Stockholder or the Company, as applicable, for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB and Goldman Sachs to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB and Goldman Sachs to the Company and the Selling Stockholders.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB and Goldman Sachs but shall be not earlier than two business days (one business day in the case of the First Closing Date) and not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB and Goldman Sachs drawn to the order of
[       ], at the above office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB and Goldman Sachs requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company and the Selling Stockholders. The Company and the Selling Stockholders agree with the several Underwriters that:

            (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB and Goldman Sachs, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

      The Company will advise CSFB and Goldman Sachs promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB or Goldman Sachs.

            (b) The Company will advise CSFB and Goldman Sachs promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's or Goldman Sachs' consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFB and Goldman Sachs promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB and Goldman Sachs of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's or Goldman Sachs' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 90th day after the end of the Company's fourth fiscal quarter.

            (e) The Company will furnish to the Representatives conformed copies of each Registration Statement (three of which will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB and Goldman Sachs reasonably request. The Prospectus shall be so furnished on or prior to 11:00 A.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Goldman Sachs designate and will continue such qualifications in effect so long as required for the distribution.

            (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as delivered to the Company's stockholders after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as delivered to the Company's stockholders, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFB and Goldman Sachs may reasonably request and otherwise in compliance with Regulation FD.

            (h) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except (i) the filing of a registration statement on Form S-8, (ii) issuances of Securities pursuant to the exercise of warrants or options, in each case outstanding on the date hereof, (iii) grants of employee stock options or Securities pursuant to the terms of a plan disclosed in the Prospectus and in effect on the date hereof, (iv) the issuance of Securities in exchange for shares of the Series B Preferred Stock of the Company (the "SERIES B PREFERRED") and of options to purchase Securities in exchange for options to purchase shares of the Series B Preferred, in each case as described in the Prospectus and (v) the issuance of up to [$25,000,000] shares of Securities as consideration in connection with an acquisition or acquisitions and the registration thereof under the Act; provided that the recipient agrees in writing to be bound by the restrictions set forth in this paragraph.

            (i) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Goldman Sachs designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (j) Each Selling Stockholder shall deliver to the Representatives an executed "lock-up" agreement, substantially in the form attached hereto as Exhibit A.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of officers of the Company made pursuant to
Section 6(g), to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP ("E&Y") confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

            (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                              (A) the unaudited financial statements included in
                        the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                              (B) the unaudited consolidated revenue, net
                        operating income, net income (loss) and net loss per common share (basic and diluted) amounts for the six-month periods included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                              (C) at the date of the latest available balance
                        sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in current liabilities or long-term debt less current portion, of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                              (D) for the period from the closing date of the
                        latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenue or net operating income in the total or per share amounts of consolidated income before extraordinary items or net loss;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and
(iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements.

            (b) The Representatives shall have received a letter, dated the date of this Agreement, of Deloitte & Partners Bedrijfsrevisoren in form and substance reasonably satisfactory to the Representatives concerning the financial statements of the Mixed Signed Division of Alcatel Microelectronics, NV and its subsidiary Mietec France, SAS.

            (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB and Goldman Sachs. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB and Goldman Sachs. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

            (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a future material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or AMI by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or AMI (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or AMI on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or, New York authorities;
      (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (e) The Underwriters shall have received an opinion, dated as of the Closing Date of Yolande De Busschop, Corporate Counsel of the Company, substantially in the form set forth as Exhibit D hereto.

            (f) The Representatives shall have received an opinion, dated such Closing Date, of Davis Polk & Wardwell, counsel for the Company, substantially in the form set forth in Exhibit B hereto.

            (g) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company and AMI, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (h) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

            (i) The Representatives shall have received a letter, dated such Closing Date, of each of E&Y and Deloitte & Partners Bedrijfsrevisoren which meets the requirements of subsections (a) and (b), respectively, of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

            (j) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of executive officers and directors of the Company and the equity holders and option holders of the Company set forth on Exhibit C hereto.

            (k) The Representatives shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder (the "POWER OF ATTORNEY") and an opinion, dated such Closing Date, from each of (1) Davis Polk & Wardwell, special outside counsel for Selling Stockholders FP-McCartney, L.L.C., Thomas E. Epley, H. Gene Patterson, Castleman Family Trust and Merchant Capital, Inc., (2) Jones Day, counsel for Selling Stockholder Japan Energy Electronic Materials Inc., and (3) Dechert LLP, counsel for Selling Stockholders Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund, L.P. and CVC Executive Fund LLC in each case in form and substance reasonably satisfactory to the Representatives.

            (l) The Custodian will to deliver to CSFB or Goldman Sachs a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

            (m) Each Selling Stockholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lien thereof).

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB and Goldman Sachs may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any such preliminary prospectus, the indemnity agreement contained in this section (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale by such Underwriter and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, sufficient copies of the Prospectus on a timely basis that the Company had previously furnished to such Underwriter, and the Prospectus corrected such untrue statement or omission or alleged untrue statement or omission.

            (b) The Selling Stockholders, will severally and not jointly, indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such

      Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
      (c) below; and provided further, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Optional Securities sold by such Selling Stockholder hereunder. Except in the case of FP-McCartney, L.L.C., Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund, L.P., CVC Executive Fund LLC, and Japan Energy Electronic Materials Inc., the indemnity provided for in this paragraph (b) shall apply only to the extent that any statements in or omissions from a Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus are based on written information furnished to the Company by the applicable Selling Stockholder specifically for use therein.

            (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the sixth paragraph under the caption "Underwriting".

            (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall any indemnifying party be liable for fees and expenses of more than one counsel except for any local counsel, separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
      (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
      (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or AMI or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of the Optional Securities sold by such Selling Stockholders hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to (i) each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act and (ii) each person, if any, who controls a Selling Stockholder within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB and Goldman Sachs may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and Goldman Sachs, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(d), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2300 Buckskin Road, Pocatello, Idaho 83201, Attention: Brent Jensen, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025,
Attention: Alan F, Denenberg, Esq., or if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Wells Fargo Bank Minnesota, National Association at Wells Fargo Bank Minnesota,

National Association, 161 North Concord Exchange, South St. Paul, MN 55075; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

      11. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters. Wells Fargo Bank Minnesota, National Association will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Wells Fargo Bank Minnesota, National Association] will be binding upon all the Selling Stockholders.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

      The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                   AMIS HOLDINGS, INC.


                                   By:  ...................................
                                        Name:
                                        Title:

                                   "SELLING STOCKHOLDER"

                                   FP-MCCARTNEY, L.L.C.

                                   By:  ...................................
                                        Name:
                                        Title:


                                   "SELLING STOCKHOLDER"

                                   CITIGROUP VENTURE CAPITAL EQUITY
                                        PARTNERS, L.P.

                                   By:  CVC Partners LLC, as general partner

                                   By:  Citigroup Venture Capital GP Holdings,
                                        Ltd., as managing member

                                   By:  ...................................
                                        Name:
                                        Title:

                                   CVC/SSB EMPLOYEE FUND, L.P.

                                   By:  CVC Partners LLC, as general partner

                                   By:  Citigroup Venture Capital GP Holdings,
                                        Ltd., as managing member

                                   By:  ...................................
                                        Name:
                                        Title:

                                   CVC  EXECUTIVE FUND LLC

                                   By:  Citigroup Venture Capital GP Holdings,
                                        Ltd., as managing member

                                   By:  ...................................
                                        Name:
                                        Title:

                                   "SELLING STOCKHOLDER"

                                   JAPAN ENERGY ELECTRONIC MATERIALS INC.

                                   By:  ...................................
                                        Name:  Tomohiro Shibata
                                        Title:  Associate Corporate Officer


                                   "SELLING STOCKHOLDER"

                                   MERCHANT CAPITAL, INC.

                                   By:  ...................................
                                        Name:  Edward Nadel
                                        Title:  Vice President


                                   "SELLING STOCKHOLDER"

                                   THOMAS E. EPLEY

                                        ...................................
                                   Thomas E. Epley
                                   414 14th Street
                                   Santa Monica, CA  90402

                                   "SELLING STOCKHOLDER"

                                   H. GENE PATTERSON

                                        ...................................
                                   H. Gene Patterson
                                   15977 Crown Valley Road
                                   Poway, CA 92064

                                   "SELLING STOCKHOLDER"

                                   CASTLEMAN FAMILY TRUST


                                        ...................................
                                   c/o Alfred Castleman
                                   411 Walnut Street #2078
                                   Green Cove Springs, FL 32043

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

  Credit Suisse First Boston LLC
  Goldman, Sachs & Co.

      Acting on behalf of themselves and as the Representatives of the several
         Underwriters.

  By  Credit Suisse First Boston LLC

    By .........................................
       Name:
       Title:


  By  Goldman, Sachs & Co.

    By .........................................
       Name:
       Title:

                                   SCHEDULE A

                                                                       NUMBER OF
                                                                       OPTIONAL
                                                                      SECURITIES
                   SELLING STOCKHOLDER                                TO BE SOLD
                   -------------------                                ----------
FP-McCartney, L.L.C.
Citigroup Venture Capital Equity Partners, L.P.
CVC/SSB Employee Fund, L.P.
CVC Executive Fund, L.P.
CVC Executive Fund LLC
Japan Energy Electronic Materials Inc.
Merchant Capital, Inc.
Thomas E. Epley
H. Gene Patterson
Castleman Family Trust

  Total
                                                                      ----------
  Total..................................................

                                   SCHEDULE B

                                                                    NUMBER OF
                                                                 FIRM SECURITIES
                         UNDERWRITER                             TO BE PURCHASED
                         -----------                             ---------------
Credit Suisse First Boston LLC..............................
Goldman, Sachs & Co.........................................
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Sound View Technology Corporation
U.S. Bancorp Piper Jaffray Inc.

                                                                   ----------
      Total.................................................       25,000,000

                                                                       EXHIBIT A

                       FORM OF SELLING STOCKHOLDER LOCK-UP

                                                                 August   , 2003
AMIS Holdings, Inc.
2300 Buckskin Road
Pocatello, Idaho  83201

Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY  10010

Goldman, Sachs & Co.
555 California Street
San Francisco, CA  94104

As Representatives of the several Underwriters

Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Common Stock (the "Securities") of AMIS Holdings, Inc., and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston LLC, it will not, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Notwithstanding the foregoing, the undersigned may transfer shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before January 31, 2004.

                                        Very truly yours,

                                        -----------------------
                                        Name:
                                        Address:

                                                                       EXHIBIT B

                      FORM OF DAVIS POLK & WARDWELL OPINION

                  (i) Each of the Company and AMI is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Company and AMI is duly qualified to do business as a foreign corporation in good standing in each jurisdiction listed on Exhibit A hereto.

                  (ii) Each of AMI Acquisition LLC and AMI Acquisition II LLC has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement.

                  (iii) The Offered Securities delivered on the date hereof and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, as of the First Closing Date, the stockholders of the Company will have no preemptive rights with respect to the Offered Securities.

                  (iv) Except as provided for in the Shareholders' Agreement dated as of December 21, 2000 among the Company, FP-McCartney, L.L.C., TBW LLC, GA-TEK Inc. and certain other persons named therein or in joinder agreements thereto, as such will be amended as of the First Closing Date (the "SHAREHOLDERS' AGREEMENT"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to any registration statement.

                  (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (vi) No consent, approval, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York state law that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (vii) The execution and delivery by the Company of, and the issuance and sale of the Offered Securities pursuant to, the Underwriting Agreement will not contravene any provision of applicable United States federal law or New York state law that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the Certificate of Incorporation or by-laws of the Company, or to our knowledge, except as set forth in Exhibit B hereto, any agreement or other instrument that is listed on Exhibit C hereto.

                  (viii) The Initial Registration Statement was declared
         effective under the Act as of [   ], 2003[, the Additional Registration
         Statement (if any) was filed and became effective under the Act as of
         [   ], 2003], the Prospectus either was filed with the Commission
         pursuant to the subparagraph of Rule 424(b) on [   ], 2003, or was
         included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of our knowledge, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                  (ix) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that (i) the Registration Statement and the Prospectus (except for the financial statements, financial schedules and other financial and statistical data included therein, as to which we express no belief) do not comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder or (ii)(x) the Registration Statement (except for the financial statements and financial schedules and other financial data included therein, as to which we express no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus (except for the financial statements, financial schedules and other financial data included therein, as to which we express no belief) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         We have considered the matters required to be stated in the Registration Statement and the Prospectus and the information contained therein. We are of the opinion that the statements contained in the Registration Statement and the Prospectus under the captions "Underwriting" and "Description of Capital Stock," insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents.

                                                                       EXHIBIT C

                   CERTAIN SECURITY HOLDERS EXECUTING LOCK-UPS

FP-McCartney, L.L.C.
Citigroup Venture Capital Equity Partners, L.P.
CVC/SSB Employee Fund, L.P.
CVC Executive Fund, L.P.
CVC Executive Fund LLC
Natasha Foundation
Japan Energy Electronic Materials Inc.
Merchant Capital, Inc.
Gene Patterson
Castleman Family Trust

                                                                       EXHIBIT D

                              CREDIT SUISSE FIRST BOSTON LLC
                              GOLDMAN, SACHS & Co.
                                 As Representatives of the Several Underwriters, c/o Credit Suisse First Boston LLC,
                                 Eleven Madison Avenue,
                                 New York, N.Y. 10010-3629

                                Vilvoorde, [  ], 2003


Dear Madam,

Dear Sir,

         In connection with the execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement dated September 23, 2003, among AMIS Holdings, Inc., Credit Suisse First Boston LLC and Goldman, Sachs & Co., as representatives of the several Underwriters (the "UNDERWRITING AGREEMENT"), the this opinion is delivered pursuant to Section 6(e) of the Underwriting Agreement.

                                     OPINION

         Each of AMI Semiconductor Belgium BVBA and AMI Semiconductor Leasing BVBA (together, the "BVBA COMPANIES") have been duly incorporated and are existing corporations, in good standing under the laws of Belgium with power and authority to own properties and conduct their respective business, in each case as described in the Prospectus; and all of the issued and outstanding stock of each of the BVBA Companies has been duly authorized and validly issued, but is not fully paid.

         Neither of the BVBA Companies is in violation of its respective by-laws.

         There are no pending actions, suits or proceedings against or affecting the BVBA Companies or their respective properties that, if determined adversely to the BVBA Companies, are material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the best of my knowledge, contemplated.

         This opinion is limited to the matters set forth herein and is based and relies upon the current status of the Belgian law and existing facts. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Underwriting Agreement.

                                             Sincerely yours,



                                             Yolande De Busschop
                                             Corporate General Counsel -- Europe